    As filed with the Securities and Exchange Commission on August 24,2001

                                             Registration No. __________________

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933
                             _____________________

                        WORLD FUEL SERVICES CORPORATION
            (exact name of registrant as specified in its charter)

                Florida                                  59-2459427
     (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                Identification No.)
                             _____________________

                      700 South Royal Poinciana Boulevard
                                   Suite 800
                         Miami Springs, Florida 33166
                                (305) 884-2001
         (Address of Principal Executive Offices, including Zip Code)

                      Director and Employee Benefit Plans
                           (Full title of the plans)

                    Carlos Abaunza, Chief Financial Officer
                      700 South Royal Poinciana Boulevard
                                   Suite 800
                         Miami Springs, Florida 33166
                                (305) 884-2001
                     (Name, address, and telephone number,
                  including area code, of agent for service)
                             _____________________
                                With a copy to:
                            Luis A. de Armas, Esq.
                                Shutts & Bowen
                               1500 Miami Center
                             201 S. Biscayne Blvd.
                             Miami, Florida 33131
                                (305) 358-6300
                             _____________________

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
     Title of Securities           Amount to be           Proposed maximum           Proposed maximum               Amount of
      to be registered            registered (1)      offering price per share   aggregate offering price     registration fee (2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01
 per share                           1,468,806                 $12.52                $18,389,451.12              $4,597.36
-----------------------------------------------------------------------------------------------------------------------------------

Common Stock, par value $.01
 per share                             587,340                 $13.35                $    7,840,989              $1,960.25
-----------------------------------------------------------------------------------------------------------------------------------

Total                                2,056,146                                       $26,230,440.12              $6,557.61
-----------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement covers 2,056,146 shares of Common Stock to be issued under the Director and Employee Benefit Plans (the "Plans") of World Fuel Services Corporation ("World Fuel"). In addition, this Registration Statement covers an indeterminate number of additional shares of Common Stock which may be issued under said Plans as a result of a stock split, stock dividend or other similar transaction.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based upon: (a) the average exercise price of 1,468,806 shares of Common Stock which may be issued pursuant to options already granted under the Plans, and (b) the average of the high and low sales price of the Common Stock on the New York Stock Exchange on August 20, 2001, for 587,340 shares which may be issued pursuant to options and stock grants not yet issued under the Plans.

                                    PART I

               INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
               ------------------------------------------------

     The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------

Item 3: Incorporation of Certain Documents by Reference
        -----------------------------------------------

        World Fuel Services Corporation ("World Fuel") hereby incorporates by reference in this Registration Statement the following documents filed by World Fuel with the Securities and Exchange Commission (the "Commission") under Commission File No. 1-9533:

        (1) World Fuel's Annual Report on Form 10-K for the fiscal-year ended March 31, 2001.

        (2) World Fuel's Quarterly Report on Form 10-Q for the three month period ended June 30, 2001.

        (3) The description of World Fuel's common stock, $.01 par value, contained in World Fuel's Form 8-A filed on July 27, 1990, under
             Section 12(b) of the Securities Exchange Act of 1934.

        All documents filed by World Fuel pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4: Description of Securities
        -------------------------

        Not applicable.

Item 5: Interests of Named Experts and Counsel
        --------------------------------------

        Not applicable.

Item 6: Indemnification of Directors and Officers
         -----------------------------------------

        Section 607.0850(1) of the Florida Business Corporation Act provides that a Florida corporation may indemnify any person who was or is a party to any suit or proceeding (other than an action by or in the right of the corporation), by reason of the fact that he was or is a director, officer, employee or agent of the corporation or was or is serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Section 607.0850(2) provides that a Florida corporation may indemnify any person who was or is a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses and certain amounts paid in settlement, not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit including appeal thereof if he acted under similar standards, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable, unless, and only to the extent that, the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses that the court shall deem proper.

        Section 607.0850 further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 607.0850 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 607.0850.

        World Fuel's Articles of Incorporation provide that World Fuel shall indemnify its officers and directors, and former officers and directors, to the full extent permitted by the laws of the State of Florida.

        World Fuel has purchased directors and officers liability insurance for its directors and officers.

Item 7: Exemption from Registration Claimed
        -----------------------------------

        Not applicable.

Item 8: Exhibits
        --------

4.1       1986 Employee Stock Option Plan (incorporated by reference from
          Exhibit 10(L) to World Fuel's Registration Statement on Form S-18 filed February 6, 1986)

4.2 1993 Non-Employee Directors Stock Option Plan (incorporated by reference from Appendix A to World Fuel's Proxy Statement dated June 28, 1994)
4.3 1996 Employee Stock Option Plan (incorporated by reference from Appendix A to World Fuel's Proxy Statement dated June 18, 1997)
4.4 2001 Omnibus Plan (incorporated by reference from Appendix A to World Fuel's Proxy Statement dated July 17, 2001)
5         Opinion of Shutts & Bowen LLP
23.1      Consent of Arthur Andersen LLP
23.2      Consent of Shutts & Bowen LLP (included in Exhibit 5 hereto)

Item 9. Undertakings
        ------------

        (a)    The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES
                                  ----------

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Springs, State of Florida, on the 23rd day of August, 2001.

                                   WORLD FUEL SERVICES CORPORATION

                                   By: /s/ Paul Stebbins
                                      -------------------------------------
                                        Paul Stebbins, President and Chief
                                        Operating Officer


                               POWER OF ATTORNEY
                               -----------------

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned officers and directors of the registrant, by virtue of their signatures to this Registration Statement appearing below, hereby constitute and appoint Jerrold Blair or Paul Stebbins and each or either of them, with full power of substitution, as attorneys-in-fact in their names, place and stead to execute any and all amendments to this Registration Statement in the capacities set forth opposite their name and hereby ratify all that said attorneys-in-fact and each of them or his substitutes may do by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

   Signature             Title                                   Date
   ---------             -----                                   ----

/s/ Jerrold Blair        Chairman, Chief Executive          August 23, 2001
---------------------    Officer and Director
Jerrold Blair

/s/ Paul Stebbins        President, Chief Operating         August 23, 2001
---------------------    Officer and Director
Paul Stebbins

/s/ Carlos Abaunza       Chief Financial Officer            August 23, 2001
---------------------
Carlos Abaunza

/s/ Ralph Feuerring      Director                           August 23, 2001
---------------------
Ralph R. Feuerring

/s/ John Benbow          Director                           August 23, 2001
---------------------
John R. Benbow

/s/ Phillip Bradley      Director                    August 23, 2001
-----------------------
Phillip Bradley

/s/ Myles Klein          Director                    August 23, 2001
-----------------------
Myles Klein

/s/ Michael J. Kasbar    Director                    August 23, 2001
-----------------------
Michael J. Kasbar

/s/ Luis Tinoco          Director                    August 23, 2001
-----------------------
Luis Tinoco

/s/ Jerome Sidel         Director                    August 23, 2001
-----------------------
Jerome Sidel

/s/ Mark A. Lee          Director                    August 23, 2001
-----------------------
Mark A. Lee

                                 Exhibit Index
                                 ------- -----

Exhibit Number      Description
--------------      -----------

   5                Opinion of Shutts & Bowen LLP

   23.1             Consent of Arthur Andersen LLP